ENERGY CONVERSION DEVICES UPDATES OUTLOOK

FOR THIRD QUARTER OF FISCAL 2009

Continued Impact of Recession Slows Expansion

Rochester Hills, Mich., March 16, 2009 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), a global manufacturer of thin-film flexible solar laminate products for the building-integrated and commercial rooftop markets, today announced that it is slowing the pace of its “demand-driven” production and expansion plan to better reflect the present impact of credit availability on project flow in the global pipeline for photovoltaics. ECD also announced that, because of the lack of visibility caused by the current economic conditions, its prior third quarter and full fiscal year 2009 guidance is no longer applicable. The company believes that solar product revenue for the fiscal third quarter will approximate the results from the same period a year ago.

Mark Morelli, ECD’s president and chief executive officer said, “We have a strong balance sheet and financial stability, and to keep our company strong we continue to focus on operational excellence and cost reductions. We are making strategic investments in our company including staffing the global sales and marketing team, strengthening customer service and broadening our government relations capabilities. We are continuing to improve our ability to serve our customers worldwide and we have flexibility to quickly respond to changes in the market. We are prudently slowing down production and expansion plans and are taking immediate action to decrease our spending and to adjust our demand-driven expansion to better align with current market conditions.”

The company will pause its aggressive production and expansion, implementing a two-week production hiatus effective March 22nd. Also, while the company finalizes the basic construction at Battle Creek, orders for equipment and the hiring of new employees will be postponed until demand improves.

The company is further lowering overall costs and improving manufacturing efficiencies by consolidating some production from its Auburn Hills 1 facility into its newer Auburn Hills 2 facility. About 130 employees will be relocated to Auburn Hills 2 as part of its expansion of operations at that facility. The consolidation will result in a permanent reduction of approximately 70 positions from the remaining operations at Auburn Hills 1. These individuals will receive severance and outplacement services and will also have the opportunity to apply for future jobs at ECD facilities.

“Even in these tough times, there are opportunities on the horizon. The worldwide outlook for the alternative energy industry is tremendous, and the recent announcement of the U.S. stimulus package is excellent news. I believe the outlook for our business has never been stronger,” concluded Mr. Morelli.

Conference Call Details

In conjunction with today’s announcement, the management of Energy Conversion Devices will host a conference call on Monday, March 16, 2009, at 4:30 p.m. ET. The dial-in number for the live audio call is 877-858-2512 or 706-634-6076 (international) with conference ID number 90709696. The conference call will be webcast live over the Internet and can be accessed in the Investor Relations – Conference Calls section of the company’s website at www.ovonic.com.

An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m., March 18, 2009, and can be accessed by dialing 800-642-1687 or 706-645-9291 (international), with conference ID number 90709696. The webcast will also be archived on the company’s website.

About Energy Conversion Devices

Energy Conversion Devices, Inc. is the leader in building integrated and commercial rooftop photovoltaics, one of the fastest growing segments of the solar power industry. The company manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD’s UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. ECD also pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster, less expensive, and ideal for use in a variety of applications including cell phones, digital cameras and personal computers. For more information, please visit www.ovonic.com.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to sustain profitability; our ability to maintain our customer relationships; our ability to expand our manufacturing capacity in a timely and cost-effective manner; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and our customers’ ability to access the capital needed to finance the purchase of our products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Contact:

Mark Trinske, Vice President

Investor Relations & Communications

(248) 299-6063

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